R-                                                              $
CUSIP:


             ASSOCIATES CORPORATION OF NORTH AMERICA

           FLOATING RATE SENIOR NOTE DUE JANUARY 4, 1999


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PRINCIPAL AMOUNT:


MATURITY DATE: January 4, 1999


DATED DATE: December 8, 1997


INTEREST PAYMENT DATES: January 4, April 4, July 4 and October 4, 1998, and
                         at Maturity


REGULAR RECORD DATES:    Close of business on the date 15 days immediately
                         preceding each Interest Payment Date (whether or not a Business Day)


INITIAL CALCULATION AGENT:  The Chase Manhattan Bank

          ASSOCIATES CORPORATION OF NORTH AMERICA, a Delaware corporation
(the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rate described below, from the Dated Date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof and at Maturity, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Notes not less than 15 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee, or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest will be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than five Business Days prior to the record date for an applicable Interest Payment Date, by wire transfer of immediately available funds; (ii) payment of principal hereof at Maturity and any interest due upon Maturity will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate; and (iii) notwithstanding the foregoing, if indicated on the face hereof that this Note is a Global Security, payments in respect of the Notes (including principal and interest) will be made by wire transfer of immediately available funds to the account of the Depositary as specified by the Depositary.

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $1,000,000,000, all such Securities issued and to be issued under an indenture dated as of November 1, 1995 (hereinafter called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Floating Rate Senior Notes due January 4, 1999 (the "Notes").

          The Notes may not be redeemed prior to their Stated Maturity and will not be subject to any sinking fund.

          Interest on the Notes is payable quarterly in arrears on the Interest Payment Dates set forth on the face hereof and at Maturity. If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day.

          Interest payments for the Notes shall be the amount of interest accrued from the Dated Date or from the last date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity, as the case may be.

          The rate of interest on the Notes will be reset daily (an
"Interest Reset Date"), except as provided below. The interest rate in effect on each Interest Reset Date will be the Federal Funds Rate (as defined below) on the related Interest Determination Date (as defined below) plus .10%; provided, however, that the interest rate in effect (i) on any day that is not a Business Day will be the rate in effect on the immediately preceding Business Day and (ii)for the six Business Days immediately prior to each Interest Payment Date and at Maturity will be that in effect on the sixth Business Day preceding such Interest Payment Date or Maturity, as the case may be.

          Accrued interest on the Notes shall be calculated by multiplying the principal amount of the Notes by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360. All percentages used in or resulting from any calculation of the rate of interest on the Notes will be rounded, if necessary, to the nearest one-hundred- thousandth of a percentage point, with five one- millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward.

          "Business Day" means any day that is not a Saturday or Sunday, and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

          The "Interest Determination Date" pertaining to an Interest Reset Date will be the Business Day preceding such Interest Reset Date.

          "Interest Period" means the period from and including December 8, 1997 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

          "Federal Funds Rate" for each Interest Reset Date will be determined by the Calculation Agent as follows:

          As of the Interest Determination Date, the Calculation Agent will determine the effective rate on such date for federal funds as published on the Telerate Page 120 under the heading "Daily Selected Money Market Rates From The Federal Reserve," or, if not published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication "Composite Quotations") under the column "Effective Rate" under the
     heading "Federal Funds."  If by 3:00 P.M., New   York City time, on the
     related Interest Determination Date such rate is not published either on Telerate Page 120 or in Composite Quotations, then the Federal Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Interest Determination Date will be the Federal Funds Rate in effect on such Interest Determination Date. "Telerate Page 120" means the display designated as page "120" on the Telerate Service (or such other page as may replace Page 120 on that service).

          The calculations pertaining to an Interest Determination Date shall be made the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing, and as otherwise requested by the Company or the Trustee, and will confirm in writing such calculation to the Company, the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Trustee will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the next Interest Determination Date.

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office of the Trustee, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If indicated on the face hereof that this Note is a Global
Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note and a successor depositary is not appointed by the Company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security; provided, that the Company shall exchange all the Global Securities representing the Notes in such manner. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

          THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.


                              ASSOCIATES CORPORATION OF
                              NORTH AMERICA

[Seal]

                              By:  _____________________________
                                   Senior Vice President



Attest:



______________________
Assistant Secretary



          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series provided for under the within-mentioned Indenture.

Date of Registration:

                              THE CHASE MANHATTAN BANK,
                              as Trustee



                              By:  _____________________________
                                   Authorized Signatory
                       [FORM OF ASSIGNMENT]

                          ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ____________ Custodian _______________
                       (Cust)                  (Minor)

under Uniform Gifts to Minors Act _____________________________
                                            (State)

     Additional abbreviations may also be used though not in the above list.

                  ______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee  ____________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_______________________________________________________________

_______________________________________________________________


the within Note of Associates Corporation of North America and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________
                         _____________________________________

                         _____________________________________
                         Notice: The signature to this assignment must
                                 correspond with the name as written
                                 on the face of the within instrument
                                 in every particular, without
                                 alteration or enlargement, or any
                                 change whatever.